N-SAR Exhibit: Sub-item 77Q1(e)
Western Asset Funds, Inc.
Western Asset High Yield Fund

Item 77Q1(e): Copies of any new or amended Registrant investment advisory contracts

In response to Sub-Items 77Q1(e), the Registrant incorporates by reference the supplement to the fund's Prospectus, Summary Prospectus and Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on December 19, 2016 (Accession No0001193125-16-796017). The Registrant also incorporates by reference Post-Effective Amendment No. 96 to Form N-1A filed on September 22, 2016 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-16-717006).